Exhibit 99.9

CONSENT OF PROSPECTIVE DIRECTOR

I, A. K. Jones, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ A. K. JONES
A. K. JONES

Dated: September 1, 2005